CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
   Amazon Biotech, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on S-8 of our report dated October 26, 2004 included in the Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended July 31, 2004 and to all references to our Firm included in this Registration Statement.


Meyler & Company, LLC
Middletown, New Jersey
September 15, 2005